Exhibit 99.1

Gain Therapeutics Announces the Completion of Dosing in the Multiple Ascending Dose (MAD) of the Phase 1 Study of GT-02287, a Novel Small Molecule Therapy for Parkinson’s Disease

GT-02287 Well Tolerated With No Serious Adverse Events or Other Safety Signals Reported

Additional Topline Data To Be Presented Mid-August

GT-02287 on Track To Initiate Clinical Trial in Parkinson’s Disease Patients in Q4 2024

BETHESDA, Md., July 09, 2024 (GLOBE NEWSWIRE) -- Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a clinical-stage biotechnology company leading the discovery and development of the next generation of allosteric small molecule therapies, announces the last healthy subject in the multiple ascending dose (MAD) part of its Phase 1 study has completed the highest planned dose levels. No discontinuations or serious adverse events were reported. After database lock, topline data from this Phase 1, randomized, double-blind, placebo-controlled study is expected to be released in August, and full safety analysis and plasma pharmacokinetics are expected to be presented at a future congress.

“The successful completion of the SAD/MAD in 72 healthy subjects with no serious adverse events or discontinuations related to adverse events and the ability to achieve therapeutic plasma levels with oral dosing further confirm our belief in GT-02287’s potential to be a transformative therapy for Parkinson’s disease patients,” commented Gain’s Executive Chairman, Khalid Islam, Ph.D. “We remain on track with our recent guidance and look forward to continuing to advance GT-02287 through clinical development and initiating a trial in Parkinson’s disease patients by Q4 2024.”

The MAD part of the Phase 1 study was initiated in February, and all four MAD cohorts have completed daily oral dosing for 14 days. GT-02287 was well tolerated up to and including the highest planned dose level, and no safety signals have been detected in the 32 healthy volunteers who participated in the MAD part. Of the adverse events that occurred, 90% were mild and 10% were moderate with no Grade 3 or higher events reported. The favorable safety and tolerability profile and the appropriate range of plasma exposures achieved after oral administration further bolster GT-02287’s best-in-class potential.

The primary objective of this Phase 1 clinical trial with single- and multiple ascending doses was to evaluate the safety and tolerability of GT-02287 administered orally once daily in healthy adults. The secondary objective was to evaluate the pharmacokinetics of SAD and MAD dose levels to identify recommended doses for further clinical development in people with Parkinson’s disease. The SAD part of the Phase 1 clinical trial concluded in April with positive results and no serious adverse events. The SAD part of the Phase 1 clinical trial enrolled 40 healthy participants across five separate cohorts – all of which were completed at the planned dose levels with no premature discontinuations or safety signals.

GT-02287 has been shown to restore the function of the lysosomal enzyme glucocerebrosidase (GCase), which becomes misfolded and dysfunctional due to GBA1 gene mutations, the most common genetic risk factor for the development of Parkinson’s disease. Compelling preclinical data in mouse models of GBA1-PD, including that presented at FENS Forum 2024 in June describing improvement in cognitive performance in addition to motor performance after administration of GT-02287, suggests that GT-02287 may have the potential to slow the progression of Parkinson’s disease.

About GT-02287
Gain Therapeutics’ lead drug candidate, GT-02287, is in clinical development for the treatment of Parkinson’s disease. The orally administered, brain-penetrant small molecule is an allosteric protein modulator that restores the function of the lysosomal protein enzyme glucocerebrosidase (GCase) which becomes misfolded and impaired due to mutations in the GBA1 gene, the most common genetic abnormality associated with PD, or other age-related stress factors. In preclinical models of PD, GT-02287 restored GCase enzymatic function, reduced aggregated α-synuclein, neuroinflammation and neuronal death, increased dopamine levels and improved motor function and cognitive performance. Additionally, GT-02287 significantly reduced plasma neurofilament light chain (NfL) levels, an emerging biomarker for neurodegeneration.

Gain’s lead program in Parkinson’s disease has been awarded funding support from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) and The Silverstein Foundation for Parkinson’s with GBA, as well as from the Eurostars-2 joint program with co-funding from the European Union Horizon 2020 research and Innosuisse – Swiss Innovation Agency.

About Gain Therapeutics, Inc.
Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate GT-02287 for the treatment of Parkinson’s disease, is currently being evaluated in a Phase 1 clinical trial.
Leveraging AI-supported structural biology, proprietary algorithms, and supercomputer-powered physics-based models, the company’s Magellan™ drug discovery platform can identify novel allosteric binding sites on disease-implicated proteins, pinpointing pockets that cannot be found or drugged with current technologies. Its AI and machine-learning tools and virtual screening capabilities leverage the emerging on-demand compound libraries covering vast chemical spaces of over five trillion compounds to identify and select suitable small molecule hits for experimental validation.

Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology.

Forward-Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering and uncertainties related to the offerings and the use of proceeds from the offerings. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s prospectus supplement to be filed with the SEC, and the documents incorporated by reference therein, including the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the quarter ended March 31, 2024.
All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Apaar Jammu and Chuck Padala
ajammu@gaintherapeutics.com
chuck@lifesciadvisors.com

Media Contacts:
Russo Partners
Nic Johnson and Elio Ambrosio
nic.johnson@russopartnersllc.com
elio.ambrosio@russopartnersllc.com
(212) 845-4242